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                                                                    EXHIBIT 23.2



                      Consent of Davis & Kuelthau, S.C.



        In connection with the proposed merger of Waterford Bancshares, Inc. and WBAC, Inc., a wholly owned subsidiary of State Financial Services Corporation, the undersigned hereby consents to the reference to our tax opinion and our firm in the Registration Statement on Form S-4 and the Joint Proxy Statement/Prospectus included therein.


Dated: July 7, 1995


                                         Davis & Kuelthau, S.C.


                                         By: /s/ Eric Mildenberg
                                            ------------------------
                                            Eric Mildenberg